EXHIBIT 99.1

CONTACT:	Michal D. Cann - President & CEO
	Rick A. Shields - EVP & Chief Financial Officer	NEWS RELEASE
360.679.3121

WASHINGTON BANKING COMPANY EARNINGS PER SHARE UP 8% YEAR-TO-DATE
OAK HARBOR, WA – October 24, 2006 – Washington Banking Company (Nasdaq: WBCO), the holding company for Whidbey Island Bank, today reported that continued strong loan growth contributed to 8% earnings per share growth year-to-date, as compared with the first three quarters of 2005. For the nine months through September 2006, net income was $7.68 million or $0.81 per diluted share, from $7.07 million, or $0.75 per diluted share in the same period last year. In the third quarter, continued escalating funding costs kept profits basically flat from a year ago. For the quarter ended September 30, 2006, net income was $2.64 million, or $0.28 per diluted share, compared to $2.68 million, or $0.28 per diluted share in the third quarter of 2005.
“The economy along the I-5 corridor remains quite strong, with a healthy business climate and continued population growth,” stated Michal Cann, President and CEO. “Although residential housing activity has slowed, job growth continues to outpace much of the nation. Loan demand, particularly in our core business lines, is expected to remain solid for the remainder of the year.”
FINANCIAL HIGHLIGHTS
Year-to-date 2006 highlights, compared to the same period last year, include:
•	Earnings per diluted share increased 8% and net income increased 9%.

•	Total loans were up 16% to $713.6 million.

•	Total deposits grew 10% to $700.7 million.

•	Return on average equity was 16.9%, return on average assets was 1.38%.

•	The efficiency ratio improved slightly to 59.7%.
At September 30, 2006, total loans were $713.6 million, compared to $614.3 at the end of September 2005. Total assets were $789.1 million, up 9% from $722.1 million at the end of the third quarter last year.
“Our loan mix has not changed dramatically in the past 12 months,” Cann said. “Real estate and construction lending remain the cornerstones of our portfolio. While single family mortgages have grown by 20% over the past year, they remain a small part of our total portfolio and are not a primary driver of our business.”
At the end of September 2006, commercial real estate loans were 34% of the loan portfolio, unchanged from a year earlier. Single-family construction loans had grown to 15% of total loans, up from 11% a year earlier. Indirect and direct consumer loans both declined slightly as a percentage of total loans over the past year, to 14% and 12%, respectively. Commercial loans also dropped slightly to 12% of total loans at the end of the third quarter. Single family home loans and commercial construction loans were each up slightly from a year ago and each represented roughly 7% of total loans at the end of September 2006.
“Real estate prices in our market have appreciated consistently and substantially over the past decade, so small commercial properties are ideal collateral for both the borrower and the lender,” Cann said. “Traditional commercial and industrial lending, generally tied to inventories or accounts receivables, has been slow to gain traction but remains a business where we feel we can bring value to our customers.”
At the end of September 2006, nonperforming loans (NPLs) were $3.8 million, or 0.53% of total loans, compared to $1.1 million, or 0.16% of total loans at the end of the preceding quarter and $2.7 million, or 0.44% of total loans at the end of the third quarter last year.
“The increase in nonperforming loans during the third quarter reflects one lending relationship, and we expect to work through the issue in the next six months with little or no loss,” Cann said. “I don’t believe the up tick is indicative of weakness in the economy or in our portfolio.”
Net charge-offs were $371,000 in the 2006 third quarter and $875,000 in the first nine months of the year. Reflecting the strong loan growth, the loan loss provision was $750,000 in the third quarter and totaled $2.1 million year-to-date. As a result, the reserve for loan losses had grown to $10.0 million at quarter-end, representing 1.40% of total loans and more than two and one half times the level of nonperforming loans.
“In order to fund our loan growth, we rely primarily on retail deposits,” stated Rick Shields, Executive Vice President and CFO. “Due to the continued escalation of deposit rates, customers are increasingly reluctant to keep their money in low- and no-yield accounts. As a result, non-maturity deposits are actually down slightly in the past year, while time deposits have become a bigger piece of our funding mix.”
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WBCO — 3Q06
October 24, 2006

At the end of September 2006, total deposits were $700.7 million, up 10% from $637.3 million at the end of the third quarter in 2005. Low-cost deposits decreased by $3.8 million, or 1% over the past year, to $404.3 million. Conversely, time deposits increased by $67.2 million, or 29% in the same time period, to $296.4 million at September 30, 2006.
“Although interest rates have leveled off for the time being, the Fed Funds rate has increased six times since the end of the third quarter last year,” Shields said. “Asset yields have certainly improved, but our liability costs have increased even more, compounding the effects of the changes in our deposit mix.”
Relative to the third quarter last year, the yield on earning assets increased by 89 basis points to 7.96%, while the cost of interest-bearing liabilities was up 116 basis points to 3.30%. For the nine months through September 2006, the yield on earning assets was 7.86%, up 84 basis points from the same period last year, and the cost of interest-bearing liabilities grew 92 basis points to 2.98%.
“As anticipated, our net interest margin was down on both a sequential-quarter and year-over-year basis, although it is up slightly for the nine-month period,” Shields said. “Unless we are able to ramp up core deposits, I expect some additional moderate margin erosion in the fourth quarter.” On a fully tax-equivalent basis, the net interest margin was 5.22% in the third quarter, compared to 5.37% in the preceding quarter and 5.30% in the third quarter of 2005. In the nine months through September 2006, the net interest margin was 5.38%, up from 5.28% in the same period last year.
Reflecting the larger earning asset base and the interest rate environment, third quarter interest income was $14.4 million, up 22% from last year. However, the rise in deposit costs pushed interest expense to $5.0 million, a 68% increase over the same quarter last year. As a result, net interest income was $9.4 million in the quarter ended September 30 2006, up 7% from $8.8 million in the third quarter of 2005. For the nine-month period, interest income grew 22% to $40.6 million, while interest expense was up 55% to $12.8 million. Net interest income grew 11% to $27.8 million, compared to $24.9 million in the first three quarters of last year.
Noninterest income was $1.7 million in the 2006 third quarter, compared to $2.0 million a year earlier. For the first nine months of 2006, noninterest income was $5.3 million, versus $5.5 million in the same period the previous year. Decreased gains on sale of loans and annuities, as well as a decline in premiums from the sale of SBA loans, impacted operating income for both the three- and nine-month periods.
Noninterest expense grew 7% relative to both the third quarter and first nine months of the year. Noninterest expense was $6.8 million in the third quarter and $19.8 million in the first three quarters of 2006, compared to $6.3 million and $18.5 million, respectively, in 2005.
“Our tax rate was 27.5% in the third quarter, reflecting the benefit from the New Market Tax Credit Program,” Shields said. “The Program provides tax incentives for lending to businesses and nonprofits in selected areas. The tax credit recognized in the quarter was approximately $190,000 and is expected to amount to $260,000 for the full year.”
“We just opened our twentieth office yesterday; our fourth in Bellingham,” Cann said. “Although the branch was not open at all in the third quarter, most of the employees were onboard well before we officially welcomed customers.”
The efficiency ratio was 60.3% in the third quarter of 2006, compared to 58.3% in the same quarter last year. Year-to-date, the efficiency ratio improved to 59.7%, from 60.3% in the first nine months of 2005.
Return on average equity (ROE) was 16.7% in the third quarter of 2006 and 16.9% in the first nine months of 2006, compared to 19.7% and 18.2%, respectively, a year ago. Return on average assets (ROA) was 1.35% in the third quarter, compared to 1.49% a year ago, and was unchanged for the nine-month period at 1.38%.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today, October 24, at 11:00 am PDT (2:00 pm EDT) to discuss third quarter results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2139, or to listen to the call, either live or archived, from the Investor Relations page of Whidbey Island Bank’s website, www.wibank.com. Shortly after the call concludes, the replay will be archived for two months at (303) 590-3000, using access code 11072878#.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington. In September, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5 year total return.
www.wibank.com
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WBCO — 3Q06
October 24, 2006

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Quarters Ended		Three	Quarter Ended	One
	September	June 30,	Month	September 30,	Year
($ in thousands, except per share data)	2006	2006	Change	2005	Change

Interest Income
Loans	$14,177	$13,289	7%	$11,386	25%
Taxable Investment Securities	97	101	-4%	91	7%
Tax Exempt Securities	77	80	-4%	78	-1%
Other	84	48	75%	233	-64%

Total Interest Income	14,435	13,518	7%	11,788	22%

Interest Expense
Deposits	4,614	3,720	24%	2,600	77%
Other Borrowings	45	229	-80%	97	-54%
Junior Subordinated Debentures	351	334	5%	278	26%

Total Interest Expense	5,010	4,283	17%	2,975	68%

Net Interest Income	9,425	9,235	2%	8,813	7%

Provision for Loan Losses	750	800	-6%	550	36%

Net Interest Income after Provision for Loan Losses	8,675	8,435	3%	8,263	5%

Noninterest Income
Service Charges and Fees	812	852	-5%	836	-3%
Income from the Sale of Loans	168	150	12%	280	-40%
Other Income	745	678	10%	875	-15%

Total Noninterest Income	1,725	1,680	3%	1,991	-13%

Noninterest Expense
Compensation and Employee Benefits	4,245	3,973	7%	3,786	12%
Occupancy and Equipment	907	891	2%	881	3%
Office Supplies and Printing	149	140	6%	147	1%
Data Processing	136	122	11%	138	-1%
Consulting and Professional Fees	195	157	24%	174	12%
Other	1,123	1,110	1%	1,210	-7%

Total Noninterest Expense	6,755	6,393	6%	6,336	7%

Income Before Income Taxes	3,645	3,722	-2%	3,918	-7%
Provision for Income Taxes	1,003	1,236	-19%	1,239	-19%

Net Income	$2,642	$2,486	6%	$2,679	-1%

Earnings per Common Share (1)

Net Income per Share, Basic	$0.29	$0.27	7%	$0.30	-3%

Net Income per Share, Diluted	$0.28	$0.26	8%	$0.28	0%

Average Number of Common Shares Outstanding (1)	9,240,000	9,220,000		9,114,000
Fully Diluted Average Common and Equivalent Shares Outstanding (1)	9,525,000	9,478,000		9,452,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 3Q06
October 24, 2006

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Nine Months Ended
	September 30,		One
			Year
($ in thousands, except per share data)	2006	2005	Change

Interest Income
Loans	$39,872	$32,423	23%
Taxable Investment Securities	301	259	16%
Tax Exempt Securities	238	237	0%
Other	192	299	-36%

Total Interest Income	40,603	33,218	22%

Interest Expense
Deposits	11,429	7,066	62%
Other Borrowings	422	443	-5%
Junior Subordinated Debentures	995	775	28%

Total Interest Expense	12,846	8,284	55%

Net Interest Income	27,757	24,934	11%

Provision for Loan Losses	2,050	1,500	37%

Net Interest Income after Provision for Loan Losses	25,707	23,434	10%

Noninterest Income
Service Charges and Fees	2,481	2,306	8%
Income from the Sale of Loans	499	664	-25%
Other Income	2,308	2,564	-10%

Total Noninterest Income	5,288	5,534	-4%

Noninterest Expense
Compensation and Employee Benefits	12,494	11,019	13%
Occupancy and Equipment	2,656	2,529	5%
Office Supplies and Printing	470	503	-7%
Data Processing	340	394	-14%
Consulting and Professional Fees	472	469	1%
Other	3,400	3,568	-5%

Total Noninterest Expense	19,832	18,482	7%

Income Before Income Taxes	11,163	10,486	6%
Provision for Income Taxes	3,483	3,415	2%

Net Income	$7,680	$7,071	9%

Earnings per Common Share (1)

Net Income per Share, Basic	$0.83	$0.78	6%

Net Income per Share, Diluted	$0.81	$0.75	8%

Average Number of Common Shares Outstanding(1)	9,216,000	9,086,000
Fully Diluted Average Common and Equivalent Shares Outstanding(1)	9,489,000	9,415,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 3Q06
October 24, 2006

CONSOLIDATED BALANCE SHEETS (unaudited)

			Three		One
	September 30,	June 30,	Month	September 30,	Year
($ in thousands, except per share data)	2006	2006	Change	2005	Change

Assets
Cash and Due from Banks	$20,062	$24,543	-18%	$22,442	-11%
Interest-Bearing Deposits with Banks	789	659	20%	945	-17%
Fed Funds Sold	—	5,275	-100%	27,915	-100%

Total Cash and Cash Equivalents	20,851	30,477	-32%	51,302	-59%

Investment Securities Available for Sale	17,514	17,945	-2%	18,887	-7%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	1,940	867	124%	5,085	-62%

Loans Receivable	713,638	686,108	4%	614,280	16%
Less: Allowance for Loan Losses	(9,985)	(9,606)	4%	(8,593)	16%

Loans, Net	703,653	676,502	4%	605,687	16%

Premises and Equipment, Net	22,024	20,847	6%	20,641	7%
Bank Owned Life Insurance	10,831	10,736	1%	10,472	3%
Other Real Estate Owned	363	—	100%	622	-42%
Other Assets	9,917	8,662	14%	7,456	33%

Total Assets	$789,077	$768,020	3%	$722,136	9%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$97,277	$104,832	-7%	$105,960	-8%
NOW Accounts	157,820	149,911	5%	148,751	6%
Money Market	95,531	90,913	5%	95,599	0%
Savings	53,700	57,397	-6%	57,838	-7%
Time Deposits	296,392	276,805	7%	229,177	29%

Total Deposits	700,720	679,858	3%	637,325	10%

FHLB Overnight Borrowings	3,000	2,000	50%	—	100%
Other Borrowed Funds	—	5,000	-100%	10,000	-100%
Junior Subordinated Debentures	15,007	15,007	0%	15,007	0%
Other Liabilities	5,915	4,041	46%	4,072	45%

Total Liabilities	724,642	705,906	3%	666,404	9%

Shareholders’ Equity:
Common Stock (no par value) Authorized 13,679,757 Shares:
Issued and Outstanding 9,285,439 at 9/30/06, 9,279,739 at 6/30/2006, and 9,166,175 at 9/30/05 (1)	32,934	32,880	0%	32,339	2%
Retained Earnings	31,573	29,354	8%	23,380	35%
Other Comprehensive Income	(72)	(120)	-40%	13	-654%

Total Shareholders’ Equity	64,435	62,114	4%	55,732	16%

Total Liabilities and Shareholders’ Equity	$789,077	$768,020	3%	$722,136	9%

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 3Q06
October 24, 2006

ASSET QUALITY (unaudited)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2006	2006	2005	2006	2005

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$9,606	$9,130	$8,554	$8,810	$7,903
Indirect Loans:
Charge-offs	(161)	(169)	(329)	(562)	(764)
Recoveries	90	88	46	309	248

Indirect Net Charge-offs	(71)	(81)	(283)	(253)	(516)

Other Loans:
Charge-offs	(352)	(423)	(304)	(1,098)	(657)
Recoveries	52	180	76	476	363

Other Net Charge-offs	(300)	(243)	(228)	(622)	(294)

Total Net Charge-offs	(371)	(324)	(511)	(875)	(810)
Provision for Loan Losses	750	800	550	2,050	1,500

Balance at End of Period	$9,985	$9,606	$8,593	$9,985	$8,593

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.29%	0.34%	1.20%	0.35%	0.72%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.20%	0.17%	0.18%	0.15%	0.08%
Net Charge-offs to Average Total Loans (1)	0.21%	0.19%	0.33%	0.17%	0.18%

	September 30,	June 30,	September 30,
	2006	2006	2005

Nonperforming Assets
Nonperforming Loans (2)	$3,758	$1,079	$2,692
Other Real Estate Owned	363	—	622

Total Nonperforming Assets	$4,121	$1,079	$3,314

Nonperforming Loans to Loans (1)	0.53%	0.16%	0.44%
Nonperforming Assets to Assets	0.52%	0.14%	0.46%
Allowance for Loan Losses to Nonperforming Loans	265.70%	890.27%	319.21%
Allowance for Loan Losses to Nonperforming Assets	242.30%	890.27%	259.29%
Allowance for Loan Losses to Loans	1.40%	1.40%	1.40%

Loan Composition
Commercial	$82,192	$83,553	$81,646
Real Estate Mortgages
One-to-Four Family Residential	52,552	51,491	43,571
Commercial	241,802	231,547	210,549
Real Estate Construction
One-to-Four Family Residential	105,547	94,430	70,395
Commercial	46,426	45,675	34,979
Consumer
Indirect	100,933	95,932	91,627
Direct	82,401	82,037	80,706
Deferred Fees	1,785	1,443	807

Total Loans	$713,638	$686,108	$614,280

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
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WBCO — 3Q06
October 24, 2006

FINANCIAL STATISTICS (unaudited)

	Quarters Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
($ in thousands, except per share data)	2006	2006	2005	2006	2005

Revenues (1) (2)	$11,206	$10,975	$10,868	$33,234	$30,653

Averages
Total Assets	$775,020	$743,987	$715,350	$744,358	$687,151
Loans and Loans Held for Sale	697,972	670,884	618,042	669,746	604,471
Interest Earning Assets	722,486	694,835	664,856	694,277	636,504
Deposits	687,595	644,884	631,080	651,178	598,856
Shareholders’ Equity	$62,790	$60,651	$54,057	$60,677	$51,887

Financial Ratios
Return on Average Assets, Annualized	1.35%	1.34%	1.49%	1.38%	1.38%
Return on Average Equity, Annualized	16.69%	16.44%	19.66%	16.92%	18.22%
Average Equity to Average Assets	8.10%	8.15%	7.56%	8.15%	7.55%
Efficiency Ratio (2)	60.28%	58.25%	58.30%	59.67%	60.29%
Yield on Earning Assets (2)	7.96%	7.84%	7.07%	7.86%	7.02%
Cost of Interest Bearing Liabilities	3.30%	2.97%	2.14%	2.98%	2.06%
Net Interest Spread	4.67%	4.87%	4.93%	4.88%	4.96%
Net Interest Margin (2)	5.22%	5.37%	5.30%	5.38%	5.28%

	September 30,	June 30,	September 30,
	June 30,	March 31,	June 30,
	2006	2006	2005

Period End
Book Value Per Share (3)	$6.94	$6.69	$6.08

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
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Note: Transmitted on Business Wire at 3:30 a.m. PDT, October 24, 2006.